UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2022
VALLON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40034	82-4369909
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
100 N. 18th Street, Suite 300
Philadelphia, PA 19103
(Address of principal executive offices and zip code)
(267) 607-8255
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VLON	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Merger Agreement and Transaction
On December 13, 2022, Vallon Pharmaceuticals, Inc. (“Vallon”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GRI Bio, Inc., a Delaware corporation (“GRI”), and Vallon Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Vallon (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into GRI (the “Merger”), with GRI surviving the Merger as a wholly owned subsidiary of Vallon. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.
At the effective time of the Merger (the “Effective Time”):

(a)	Each share of GRI’s common stock (“GRI Common Stock”) outstanding immediately prior to the Effective Time, excluding any dissenting shares but including any shares of GRI Common Stock issued pursuant to the Pre-Merger Financing (as defined below) will be automatically converted solely into the right to receive a number of shares of Vallon’s common stock (“Vallon Common Stock”) equal to the exchange ratio described below.
(b)	Each option to purchase shares of GRI Common Stock (each, a “GRI Option”) that is outstanding and unexercised immediately prior to the Effective Time under the GRI Bio, Inc. 2015 Equity Incentive Plan (the “GRI Plan”), whether or not vested, will be converted into and become an option to purchase shares of Vallon Common Stock, and Vallon will assume the GRI Plan and each such GRI Option in accordance with the terms of the GRI Plan (the “Assumed Options”). The number of shares of Vallon Common Stock subject to each Assumed Option will be determined by multiplying (i) the number of shares of GRI Common Stock that were subject to such GRI Option, as in effect immediately prior to the Effective Time, by (ii) the exchange ratio, and rounding the resulting number down to the nearest whole number of shares of Vallon Common Stock. The per share exercise price for Vallon Common Stock issuable upon exercise of each Assumed Option will be determined by dividing (A) the per share exercise price of such Assumed Option, as in effect immediately prior to the Effective Time, by (B) the exchange ratio and rounding the resulting per share exercise price up to the nearest whole cent. Any restriction on the exercise of any Assumed Option will continue in full force and effect and the term, exercisability, vesting schedule, and any other provisions of such Assumed Option will otherwise remain unchanged.
(c)	Each warrant to purchase shares of GRI Common Stock (the “GRI Warrants”) outstanding immediately prior to the Effective Time will be assumed by Vallon and converted into warrants to purchase Vallon Common Stock (the “Assumed Warrants”) and thereafter (i) each Assumed Warrant may be exercised solely for shares of Vallon Common Stock; (ii) the number of shares of Vallon Common Stock subject to each Assumed Warrant will be determined by multiplying (A) the number of shares of GRI Common Stock that were subject to such GRI Warrant, as in effect immediately prior to the Effective Time, by (B) the exchange ratio, and rounding the resulting number down to the nearest whole number of shares of Vallon Common Stock; (iii) the per share exercise price for Vallon Common Stock issuable upon exercise of each Assumed Warrant will be determined by dividing (A) the exercise price per share of the GRI Common Stock subject to such GRI Warrant, as in effect immediately prior to the Effective Time, by (B) the exchange ratio, and rounding the resulting exercise price up to the nearest whole cent.
(d)	All rights with respect to GRI restricted stock awards will be assumed by Vallon and converted into Vallon restricted stock awards with the number of shares subject to each warrant multiplied by the exchange ratio and rounding the resulting number down to the nearest whole number of shares of Vallon Common Stock. The term, exercisability, vesting schedule and other provisions of the GRI restricted stock awards shall otherwise remain unchanged.
Under the exchange ratio formula in the Merger Agreement, the equityholders of GRI immediately prior to the consummation of the Merger (the “Closing”) are expected to own approximately between 83.0% to 96.7% of the aggregate number of outstanding Vallon Common Stock immediately after the Closing, and the equityholders of Vallon immediately prior to the Closing are expected to own approximately between 17.0% to 3.3% of the aggregate number of outstanding Vallon Common Stock immediately after the Closing, in each case as calculated on an adjusted fully diluted treasury stock method basis and after giving effect to the Pre-Merger Financing (as defined below) but before giving effect to the issuance of the Series A-1, A-2 and T Warrants (as described below). These percentages assume that the net cash of Vallon is between negative $3.5 million and negative $2.5 million. This exchange ratio may be adjusted in favor of the GRI stockholders (subject to certain limitations) as necessary for the combined company’s compliance with The Nasdaq Stock Market LLC (“Nasdaq”) initial listing requirements and as described in the Merger Agreement.
Following the Closing, Marc Hertz, the current CEO of GRI, will serve as Vallon’s Chief Executive Officer. Additionally, following the Closing, the board of directors of Vallon will consist of five directors and will be comprised of four members designated by GRI and one member designated by Vallon, who is expected to be David Baker.

The Merger Agreement contains customary representations, warranties and covenants made by GRI and Vallon, including covenants relating to obtaining the requisite approvals of each of the stockholders of GRI and Vallon, indemnification of directors and officers, and GRI’s and Vallon’s conduct of their respective businesses between the date of signing the Merger Agreement and the Closing.
In connection with the Merger, Vallon intends to prepare and file a registration statement on Form S-4 (the “Registration Statement”), in which a proxy statement will be included (the “Proxy Statement”), and seek the approval of Vallon’s stockholders with respect to certain actions, including (i) the amendment of Vallon’s certificate of incorporation to effect a reverse stock split of all outstanding shares of Vallon Common Stock at a reverse stock split ratio in a range to be mutually agreed by Vallon, GRI and the Investor (as defined below), to be effective immediately prior to the Merger, (ii) the issuance of Vallon Common Stock that represents more than 20% of the shares of Vallon Common Stock outstanding immediately prior to the Closing to the GRI stockholders in connection with the Merger and related transactions and the change of control of Vallon resulting therefrom, in each case pursuant to the rules of Nasdaq, (iii) approval of an amendment to an existing equity incentive plan of Vallon, and (iv) on a non-binding, advisory basis, the compensation that may be paid or become payable to Vallon’s named executive officers in connection with the completion of the Merger (collectively, the “Vallon Stockholder Matters”).
The Closing is subject to the satisfaction or waiver of certain conditions, including among other things: (i) the required approvals by the parties’ stockholders, (ii) the accuracy of the parties’ representations and warranties, subject to certain materiality qualifications, (iii) compliance by the parties with their respective covenants, (iv) no law or order preventing the Merger and related transactions, (v) the continuous listing of Vallon Common Stock on Nasdaq from the date of the Merger Agreement through the Closing Date, (vi) the shares of Vallon Common Stock to be issued in the Merger being approved for listing (subject to official notice of issuance) on Nasdaq as of the Closing and (vii) the Registration Statement having become effective in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and not being subject to any stop order or proceeding (or threatened proceeding by the U.S. Securities and Exchange Commission (the “SEC”)) seeking a stop order with respect to the Registration Statement which has not been withdrawn.
The Merger Agreement contains certain customary termination rights, including, among others: (i) mutual written consent of Vallon and GRI, (ii) the right of either Vallon or GRI to terminate the Merger Agreement if Vallon’s stockholders fail to adopt and approve the Merger Agreement, (iii) the right of either party to terminate the Merger Agreement if the other party’s board of directors changes or withdraws its recommendation in favor of the Merger and related transactions, (vi) the right of either party to terminate the Merger Agreement if the Merger has not occurred within seven months of the date of the Merger Agreement, subject to certain conditions, provided that such date may be extended, in certain circumstances, (v) the right of either party to terminate the Merger Agreement due to a material breach by the other party of any of its representations, warranties or covenants which would result in the closing conditions not being satisfied, subject to certain conditions, and (vi) the right of either party, if a court of competent jurisdiction or other governmental body issues a final and non-appealable order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger and related transactions.
If the Merger Agreement is terminated (i) by GRI in certain circumstances, including in the event of a termination in connection with a change in recommendation by the GRI board of directors, then a termination fee of $2.0 million will be payable by GRI to Vallon, (ii) by Vallon in connection with entering into a definitive agreement in connection with a superior offer, a termination fee of $2.0 million will be payable by Vallon to GRI, and (iii) in certain circumstances the parties have agreed to expense reimbursement of up to $0.4 million.
Support Agreements
Concurrently with the execution of the Merger Agreement, the officers, directors and certain stockholders of Vallon entered into support agreements in favor of GRI relating to the Merger covering less than 20% of the outstanding shares of Vallon Common Stock, as of the date of the Merger Agreement (the “Vallon Support Agreements”). The Vallon Support Agreements provide, among other things, that the officers and directors that are a party to Vallon Support Agreements will vote all of their respective shares of Vallon Common Stock held by them in favor of adopting the Merger Agreement and approving the Merger and related transactions, and Vallon Stockholder Matters.
Within 24 hours after the execution of the Merger Agreement, certain officers, directors and stockholders of GRI (the “GRI Supporting Stockholders”) will enter into support agreements in favor of Vallon covering approximately 59.4% of the outstanding shares of GRI Common Stock, as of the date of the Merger Agreement (the “GRI Support Agreements,” and together with Vallon Support Agreements, the “Support Agreements”). The GRI Support Agreements provide, among other things, that the GRI Supporting Stockholders will vote all of the shares of GRI Common Stock held by them in favor of adopting the Merger Agreement and approving the Merger, matters set forth in the GRI stockholder written consent, and the other actions and transactions contemplated by the Merger Agreement. However, in the event the GRI board of directors changes its recommendation regarding the approval of the Merger, then the obligation of the GRI Supporting Stockholders to vote their shares of GRI Common Stock will be modified and the GRI Supporting Stockholders will only be required to collectively vote an aggregate number of GRI Common Stock equal to 35% of the total voting power of the outstanding GRI Common Stock.

Lock-Up Agreements
In connection with the execution of the Merger Agreement and the Pre-Merger Financing (as defined below), certain stockholders and directors of Vallon and the officers, directors and certain stockholders of GRI entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which such persons agreed not to, except in limited circumstances, transfer or dispose of, any shares of Vallon Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Vallon Common Stock, including, as applicable, shares received in the Merger and issuable upon exercise of certain warrants and stock options, from the date of their respective Lock-Up Agreement and ending on the date that is 90 days after the earliest of (x) the Registrable Securities (as defined below) may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), (y) the one year anniversary of the Pre-Merger Financing (as defined below) closing date, and (z) the date that the Resale Registration Statement (as defined below) has been declared effective by the SEC, except for certain exceptions.
Pre-Merger Financing
Securities Purchase Agreement (Bridge Financing)
In connection with signing the Merger Agreement, GRI entered into a Securities Purchase Agreement, dated as of December 13, 2022 (the “Bridge SPA”) with Altium Growth Fund, LP (the “Investor”), pursuant to which, among other things, the Investor agreed to purchase, and GRI agreed to issue, senior secured notes (the “Bridge Notes”) in the aggregate principal amount of up to approximately $3.3 million, in exchange for an aggregate purchase price of up to approximately $2.5 million. Pursuant to the terms of the Bridge SPA, the Investor agreed to purchase the Bridge Notes in two closings: (i) the first closing for approximately $1.67 million in aggregate principal amount (in exchange for an aggregate purchase price of approximately $1.25 million), which is scheduled to occur on December 14, 2022; and (ii) the second closing for approximately $1.67 million in aggregate principal amount (in exchange for an aggregate purchase price of approximately $1.25 million), which is scheduled to close on the first business day following the date of effectiveness of the Registration Statement. The Bridge Notes are secured by a lien on all of GRI’s assets, as described in the Bridge SPA and its exhibits. In addition, upon the funding of each tranche as described above, the Investor will also receive warrants to purchase an aggregate of 1,252,490 shares of GRI Common Stock (the “Bridge Warrants”). The Bridge Warrants have an exercise price of $1.33 per share, are exercisable at any time on or after the applicable issuance date and have a term of 60 months from the date all shares underlying the Bridge Warrants are freely tradable. The Bridge Warrants also contain certain rights with regard to asset distributions and fundamental transactions. The exercise price of the Bridge Warrants will be subject to adjustment for splits and similar recapitalization events. As a result of the Merger, at the Effective Time, each Bridge Warrant will automatically be exchanged for warrants (the “Exchange Warrants”) to purchase that number of shares of Vallon Common Stock equal to 11,272,408 multiplied by the exchange ratio. The Exchange Warrants will be on substantively similar terms to the Bridge Warrants, and have an initial exercise price equal to 24% of the Closing Per Share Price (as defined in the Equity SPA, defined below). The exercise price of the Exchange Warrants will be subject to adjustment for splits and similar recapitalization events.
Securities Purchase Agreement (Equity Financing)
In connection with signing the Merger Agreement, Vallon, GRI and the Investor entered into a Securities Purchase Agreement, dated as of December 13, 2022 (the “Equity SPA”), pursuant to which, among other things, the Investor agreed to invest approximately $12.25 million in cash and cancel any outstanding principal and interest on the Bridge Notes immediately prior to the Closing (the aggregate amount of such cash investment and the cancellation of the outstanding principal and interest on the Bridge Notes, the “Pre-Merger Financing”) to fund the combined company following the Merger. In return, GRI will issue shares (the “Initial Shares”) of GRI Common Stock to the Investor equal to approximately 10.19% of the estimated Parent Fully Diluted Number (as defined in the Equity SPA). The Pre-Merger Financing will close on the same date as the Closing. In addition, GRI will deposit a number of shares of GRI Common Stock equal to 400% of the number of Initial Shares (the “Additional Shares”) into escrow with an escrow agent, to be exchanged for Vallon Common Stock in the Merger, and to be delivered, in whole or in part, based on the exchange ratio. As a result of the Merger, at the Effective Time, each Initial Share will automatically be converted into the right to receive a number of shares of Vallon Common Stock equal to the number of Initial Shares multiplied by the exchange ratio. Further, at the Effective Time, each Additional Share placed into escrow with the escrow agent will automatically be converted into the right to receive a number of shares of Vallon Common Stock equal to the number of Additional Shares multiplied by the exchange ratio. Additional Shares shall be issued to the Investor upon certain specified reset dates under the Equity SPA in the event that Vallon’s share price is less than 90% of the arithmetic average of the five lowest weighted average prices of the Vallon Common Stock over the applicable periods set forth in the Equity SPA.
In addition, Vallon will issue to the Investor (i) Series A-1 Warrants to purchase that number of shares of Vallon Common Stock equal to 500% of the Initial Shares, (ii) Series A-2 Warrants to purchase that number of shares of Vallon Common Stock equal to 450% of the Initial Shares, and (iii) Series T Warrants to purchase (x) that number of shares of Vallon Common Stock equal to approximately 320.9% of the Initial Shares and (y) upon exercise of the Series T Warrants, an additional amount of Series A-1 Warrants and Series A-2 Warrants, each to purchase that number of shares of Vallon Common Stock equal to approximately 320.9% of the Initial Shares (collectively, the “Equity Warrants”). The Equity Warrants will be issued on the 11th trading day following the Closing and will have an initial exercise price per share equal to 20% of the Closing Per Share Price for the Series T Warrants, 22% of the Closing Per Share Price for the Series A-1 Warrants and Series A-1 Warrants issued upon exercise of the Series T Warrants and 24% of the Closing Per Share Price for the Series A-2 Warrants and Series A-2 Warrants issued upon exercise of the Series T Warrants. The Equity Warrants are exercisable at any time on or after the applicable issuance date. The Series A-1 Warrants have a term of 60 months from the date all shares underlying the Series A-1 Warrants are freely tradable and the Series A-2 Warrants and Series T Warrants have a term of 24 months from the date all shares underlying the Series A-2 Warrants and Series T Warrants, respectively, are freely tradable. Vallon may force the exercise of the Series T Warrants subject to the satisfaction of certain equity conditions. The Equity Warrants have a cashless exercise provision providing that if on any trading day following the earlier of (i) 240 days following the Closing or (ii) the deadline under the Registration Rights Agreement for having a registration statement registering the underlying Series A-2 warrant shares for resale declared effective (such earlier date, the “Trigger Date”), a registration statement covering the resale of the warrant shares that are the subject of an exercise notice is unavailable, such Equity Warrant may be exercised on a cashless basis and receive shares of common stock pursuant to the formula therein. The Series A-2 Warrants also have an alternate cashless exercise provision providing that if on any trading day following the Trigger Date, the weighted average price of the post-merger combined company’s common stock is less than 90% of the exercise price of the Series A-2 Warrants, then the holder of the Series A-2 Warrant may exercise the Series A-2 Warrants on a cashless basis and receive one share of common stock for each underlying Series A-2 Warrant share. The exercise price of the Series A-1 Warrants is subject to adjustment for certain dilutive issuances, and the exercise prices and number of shares issuable upon exercise of the Equity Warrants are subject to adjustment for reverse stock splits and similar recapitalization events. The Equity Warrants also contain certain rights with regard to asset distributions and fundamental transactions.
Beneficial Ownership Limitations
The Equity SPA, Exchange Warrants and Equity Warrants also contain customary 4.99%/9.99% beneficial ownership limitations, and the Investor will be prohibited from receiving shares of Vallon Common Stock from escrow or upon exercise of any Exchange Warrants or Equity Warrants, as applicable, to the extent that immediately prior to or after giving effect to receipt of these shares, the Investor, together with its affiliates or other attribution parties would beneficially own more than 4.99%/9.99%, as applicable, of the total number of shares of Vallon Common Stock then issued and outstanding. In that situation, the escrow agent will hold the shares in excess of the ownership limitation in abeyance for the benefit of the Investor pending compliance with the beneficial ownership limitation.
Registration Rights Agreement
In connection with the Pre-Merger Financing, Vallon entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, provided the Merger is completed, Vallon is required to file a resale registration statement (the “Resale Registration Statement”) with respect to the maximum number of shares of Vallon Common Stock held by or issuable to the Investor pursuant to the Equity Warrants and the Exchange Warrants (the “Registrable Securities”), within 15 business days after a demand for registration is made pursuant to the Resale Registration Rights Agreement. The combined company will be required to use its reasonable best efforts to maintain the effectiveness of the Resale Registration Statement until the earlier of (i) the date as of which the Investor may sell all of the Registrable Securities covered by the applicable Resale Registration Statement(s) without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) or (ii) the date on which the Investor has sold all of the Registrable Securities covered by the applicable Resale Registration Statement(s). The registration rights granted in the Resale Registration Rights Agreement are subject to customary indemnification and contribution provisions.
Subject to limited exceptions, if the Company fails to file and obtain and maintain effectiveness of the Resale Registration Statements required under the Registration Rights Agreement, then the Company shall be obligated to pay to each affected holder of Registrable Securities an amount equal to 1.5% of the aggregate purchase price of such holder’s Registrable Securities whether or not included in such Resale Registration Statement on the date of such failure and 1.5% on every thirtieth day thereafter (pro-rated for periods of less than 30 days) until the date such failure is cured.
Copies of the Merger Agreement, Support Agreements, the Lock-up Agreement, Bridge SPA, Bridge Notes, Bridge Warrants, Equity SPA, Equity Warrants and Exchange Warrant are filed with this Current Report on Form 8-K as exhibits and are incorporated herein by reference, and the foregoing descriptions of these documents are each qualified in its entirety by reference to the terms and conditions of these documents. The Merger Agreement, Bridge SPA and Equity SPA contain representations, warranties and covenants that the respective parties made to each other as of the date thereof or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Merger Agreement, Bridge SPA and Equity SPA are also modified in part by their respective underlying disclosure schedules, which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Vallon and GRI do not believe that these schedules contain information that is material to an investment decision.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report and the documents incorporated by reference into this Current Report contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to the anticipated consummation of the proposed transactions, and other statements that are not historical facts. These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements should not be relied upon as predictions of future events as it cannot be assured that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “pro forma,” “should,” “will,” “would,” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include, but are not limited to statements about:
•the approval of the Merger and the Closing, including the timing of the Merger;
•the ability of Vallon to obtain a sufficient number of proxies to approve the Merger and the satisfaction of other closing conditions;
•the exchange ratio, and relative ownership levels as of the Closing;
•the timing and amount of the Pre-Merger Financing;
•the cash balances of the combined company following the Closing and the Pre-Merger Financing;
•the ability of Vallon to remain listed on Nasdaq;
•expected restructuring-related cash outlays, including the timing and amount of those outlays;
•the timing of initiation of planned clinical trials;
•the timing of the availability of data from clinical trials;
•the timing of any planned investigational new drug application or new drug application;
•plans to research, develop, and commercialize current and future product candidates;
•the ability to enter into new collaborations, and to fulfill obligations under any such collaboration agreements;
•the clinical utility, potential benefits, and market acceptance of product candidates;
•commercialization, marketing, and manufacturing capabilities and strategy;
•the ability to identify additional products or product candidates with significant commercial potential;
•developments and projections relating to GRI’s and Vallon’s competitors and their industries;
•the impact of government laws and regulations;
•GRI’s and Vallon’s ability to protect their intellectual property position;
•estimates regarding future revenue, expenses, capital requirements, and need for additional financing following the proposed transactions; and
•statements of belief and any statement of assumptions underlying any of the foregoing.
For a discussion of the factors that may cause Vallon, GRI, or the combined company’s actual results, performance or achievements following the Closing to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, or for a discussion of risk associated with the ability of Vallon and GRI to complete the Merger and the effect of the Merger on the business of Vallon, GRI and the combined company following the completion of the Merger, see “Risk Factors” and elsewhere in Vallon’s filings and reports with the SEC, including in Vallon’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 14, 2022 and Vallon’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 3, 2022. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports filed with the SEC by Vallon. There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the Merger will be realized.

If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the results of Vallon, GRI, or the combined company following completion of the Merger could differ materially from the forward-looking statements. All forward-looking statements in this proxy statement/prospectus/information statement are current only as of the date on which the statements were made. Except as required by law, Vallon and GRI each expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Vallon’s or GRI’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
Important Additional Information Will be Filed with the SEC
In connection with the proposed transactions between GRI and Vallon, Vallon intends to file a registration statement on Form S-4 that will contain a proxy statement and prospectus with the SEC. This communication is not a substitute for the registration statement or the proxy statement or any other documents that Vallon may file with the SEC or send to its stockholders in connection with the proposed transactions. BEFORE MAKING ANY VOTING DECISION, VALLON URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VALLON, THE PROPOSED TRANSACTION AND RELATED MATTERS.
You may obtain free copies of the Registration Statement, proxy statement and all other documents filed or that will be filed with the SEC regarding the proposed transaction at the website maintained by the SEC at www.sec.gov. Once filed, the Registration Statement will be available free of charge on Vallon’s website at https://www.vallon-pharma.com, or by contacting Vallon’s Investor Contact, vallon@jtcir.com. Investors and stockholders are urged to read the Registration Statement, Proxy Statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.
Participants in the Solicitation
Vallon and GRI, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Vallon’s directors and executive officers is included in Vallon’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 14, 2022, and the proxy statement for Vallon’s 2022 annual meeting of stockholders, filed with the SEC on April 27, 2022. Additional information regarding these persons and their interests in the transaction, as well as information regarding GRI’s directors and executive officers, will be included in the proxy statement relating to the transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.
No Offer or Solicitation
This report will not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.
Item 8.01 Other Events.
On December 13, 2022, Vallon issued a press release and an investor presentation. A copy of the press release and corporate presentation are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The corporate presentation will also be available on Vallon’s website.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of December 13, 2022, by and among Vallon Pharmaceuticals, Inc., GRI Bio, Inc., and Vallon Merger Sub, Inc.
4.1	Form of Bridge Warrant.
4.2	Form of Equity Warrant.
4.3	Form of Exchange Warrant.
4.4*	Registration Rights Agreement, by and between Vallon Pharmaceuticals, Inc. and the investor party thereto, dated December 13, 2022.
10.1	Form of Vallon Support Agreement, dated as of December 13, 2022, by and between GRI Bio, Inc. and each of the parties named in each agreement therein.
10.2	Form of GRI Support Agreement, dated as of December 13, 2022, by and between Vallon Pharmaceuticals, Inc. and each of the parties named in each agreement therein.
10.3	Form of Lock-Up Agreement.
10.4*	Securities Purchase Agreement, by and between GRI Bio, Inc. and the investor party thereto, dated December 13, 2022.
10.5*	Securities Purchase Agreement, by and among Vallon Pharmaceuticals, Inc., GRI Bio, Inc. and the investor party thereto, dated December 13, 2022.
99.1	Press Release issued by Vallon Pharmaceuticals, Inc., dated December 13, 2022.
99.2	Corporate Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Vallon undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2022	VALLON PHARMACEUTICALS, INC.
By: /s/ Leanne Kelly
Leanne Kelly
Chief Financial Officer